UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

245 Park Avenue 35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2019, the board of directors (the “Board”) of WisdomTree Investments, Inc. (the “Company”) determined that it was in the best interests of the Company and its stockholders to amend and restate the Company’s Amended and Restated By-laws (the “Bylaws”) and by resolution authorized, approved and adopted the amendment and restatement of the Bylaws (the “Restated Bylaws”) as described below.

Adoption of a Majority Voting Standard for Directors in Uncontested Elections

The Restated Bylaws institute a majority voting standard under which a director nominee will be elected to the Board only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes are not considered votes “for” or “against” the nominee’s election. An incumbent director who is nominated for election and fails to receive a majority of the votes cast for such director’s reelection will be required to promptly deliver to the Board an irrevocable offer to resign from the Board. The Nominating and Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation of the Nominating and Governance Committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. A plurality voting standard will continue to apply to contested director elections. A contested election will generally include any situation in which the Company receives a notice that a stockholder has nominated a person for election to the Board at a meeting of stockholders.

Prior to this amendment and restatement, the Company’s Bylaws provided that at each annual meeting of stockholders, director nominees would be elected by a plurality of the votes cast at such meeting. The new majority voting standard will apply to the election of directors at the Company’s upcoming annual meeting of stockholders to be held on June 18, 2019 and to all future uncontested elections of directors.

Exclusive Jurisdiction of Delaware Courts

The Restated Bylaws also provide that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Amended and Restated Certificate of Incorporation or Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Company or any director of officer or other employee of the Company governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other competent state court of the State of Delaware).

The other provisions of the Bylaws remain unchanged.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the Second Amended and Restated By-laws of the Company, which is attached hereto as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

On February 21, 2019, the Board amended and restated its Corporate Governance Guidelines and Nominating Committee charter to change the Nominating Committee’s name to the “Nominating and Governance Committee” and to update and clarify the responsibilities of the committee with respect to board diversity and the director candidate selection process.

The amended and restated Nominating and Governance Committee charter and Corporate Governance Guidelines are effective immediately. Copies of each will be made available on the Company’s website at http://ir.wisdomtree.com/corporate-governance.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated By-laws of WisdomTree Investments, Inc., dated February 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: February 26, 2019
	By:	/s/ Amit Muni
Amit Muni
Chief Financial Officer

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